Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Radyne Corporation:

We consent to the incorporation by reference in the registration statements of Radyne Corporation on Forms S-8 (No’s. 333-23159, 333-67469, 333-90383, 333-41704 and 333-89316) and Form S-3 (No. 333-113900), of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Radyne Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2006, annual report on Form 10-K of Radyne Corporation.

As discussed in note 3 to the consolidated financial statements, effective January 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share Based Payment.

/s/ KPMG LLP

Phoenix, Arizona

March 1, 2007

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